UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

Alfacell Corporation
(Exact name of registrant as specified in its charter)

0-11088
(Commission File Number)

Delaware	22-2369085
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

300 Atrium Drive, Somerset, NJ 08873
(Address of principal executive offices, with zip code)

(732) 652-4525
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2008, Alfacell Corporation (the “Company”) received a non-compliance notice from the NASDAQ Stock Market (“NASDAQ”) stating that for the last 30 consecutive business days the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market under Marketplace Rule 4310(c)(4).

The letter indicates that, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will be provided with a grace period of 180 calendar days, or until January 12, 2009, to regain compliance with the minimum $1.00 per share minimum bid price requirement. NASDAQ’s staff may determine that the Company has regained compliance with Marketplace Rule 4310(c)(4) if at any time before January 12, 2009, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. If the Company cannot demonstrate that it has regained compliance within such time period, NASDAQ will determine whether the Company meets The NASDAQ Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, NASDAQ will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, NASDAQ will provide the Company with written notification that the Company’s securities will be delisted from The NASDAQ Capital Market. At that time, the Company may appeal the determination by NASDAQ’s staff to delist its securities to a Listing Qualification Panel.

As disclosed in the Company’s current report on Form 8-K filed on June 26, 2008, the Company also received a non-compliance notice from NASDAQ on June 25, 2008 stating that the Company has failed to comply with the $35 million minimum market value requirement under Marketplace Rule 4310(c)(3)(B), the $2.5 million minimum stockholders’ equity requirement under Marketplace Rule 4310(c)(3)(A) and the requirement for a minimum net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years set forth in Marketplace Rule 4310(c)(3)(C). For continued listing on The NASDAQ Capital Market, the Company must comply with, among other requirements, at least one of the above three alternative listing standards and the minimum bid price requirement. The 180 day grace period mentioned above relates exclusively to the bid price deficiency. The Company may be delisted during the 180 day period for failure to maintain compliance with any other listing requirement.

The Company is currently considering actions that may allow it to regain compliance with the NASDAQ continued listing standards and maintain its NASDAQ listing. There is no assurance that the Company will be able to take any of these actions or that any of the actions will be sufficient to allow the Company’s NASDAQ listing to continue or for how long such listing will continue. If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than NASDAQ’s.

On July 18, 2008, the Company issued a press release announcing its receipt of the July 14 letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.      Description

99.1      Press Release of Alfacell Corporation dated July 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFACELL CORPORATION

Date: July 18, 2008	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
President, Chief Financial
Officer and Corporate Secretary